EXHIBIT 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 1, 2020, relating to the financial statements of DXC Technology Company and the effectiveness of DXC Technology Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of DXC Technology Company for the year ended March 31, 2020. McLean, VA November 5, 2020